Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-252965) pertaining to the 2021 Omnibus Incentive Plan and 2021 Employee Stock Purchase Plan of Bumble Inc., of our report dated October 30, 2020, with respect to the consolidated financial statements of Worldwide Vision Limited and subsidiaries included in this Annual Report (Form 10-K) of Bumble Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Cambridge, United Kingdom

March 16, 2022